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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Cinergy Corp.
CC Funding Trust I

(Exact Name of Registrant as Specified in Its Charter)

Delaware Delaware (State of Incorporation or Organization)	31-1385023 51-6524633 (I.R.S. Employer Identification No.)
139 East Fourth Street
Cincinnati, Ohio	45202
(Address of Principal Executive Offices)	(Zip Code)

    If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  /x/

    If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  / /

Securities Act registration statement file number to which this form relates:	333-74086 and 333-74086-01
(If applicable)

    Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Income PRIDES	New York Stock Exchange

    Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1:  Description of Registrant's Securities to be Registered

    The securities to be registered hereby are the Income PRIDES (the "Income PRIDES") of Cinergy Corp., a Delaware corporation (the "Company"), and CC Funding Trust I, a Delaware business trust (the "Trust"). A description of the Income PRIDES is set forth in the Registration Statement on Form S-3 of the Company and the Trust (Registration Nos. 333-74086 and 333-74086-01), which description is incorporated herein by reference. Any form of prospectus or prospectus supplement or any amendment to the Registration Statement that includes such description and that is subsequently filed by the Company or the Trust is hereby incorporated by reference herein.

Item 2:  Exhibits

    The following exhibits have been filed with the Securities and Exchange Commission:

4.1	Certificate of Incorporation of Cinergy Corp. (filed as Exhibit 3-b to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001 and incorporated by reference herein)
4.2	By-Laws of Cinergy Corp. (filed as Exhibit 3-a to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001 and incorporated by reference herein)
4.3	Rights Agreement dated October 26, 2000, between Cinergy Corp. and Fifth Third Bank, as rights agent (filed as Exhibit 1 to the Company's registration statement on Form 8-A filed with the Securities and Exchange Commission on October 16, 2000 and incorporated by reference herein)
4.4	Indenture dated September 12, 2001 between Cinergy Corp. and Fifth Third Bank, as trustee (the "Indenture") (filed as Exhibit 4-a to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2001 and incorporated by reference herein)
4.5	Declaration of Trust of CC Funding Trust I*
4.6	Form of Amended and Restated Declaration of Trust*
4.7	Certificate of Trust of CC Funding Trust I*
4.8	Form of Trust Preferred Security (included in Exhibit 4.6)*
4.9	Form of Cinergy Corp. Preferred Securities Guarantee Agreement*
4.10	Form of Purchase Contract Agreement*
4.11	Form of Pledge Agreement*
4.12	Form of Certificate of Designation*
4.13	Specimen stock certificate representing common stock*
4.14	Form of Stock Purchase Unit (included in the Form of Purchase Contract Agreement filed as Exhibit 4.10 hereto)*
4.15	Form of Treasury Stock Purchase Unit (included in the Form of Purchase Contract Agreement filed as Exhibit 4.10 hereto)*

*
Incorporated by reference to the corresponding exhibit filed with the Registration Statement.

**
Cinergy Corp. will file as an exhibit to an amendment to this Registration Statement or to a current report on Form 8-K (i) any remarketing agreement relating to the securities and (ii) the instruments setting forth the terms of the debt securities.

SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Cinergy Corp.
By:	/s/ WENDY L. AUMILLER Name: Wendy L. Aumiller Title: Acting Treasurer

Date: December 13, 2001

SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CC Funding Trust I
By:	Cinergy Corp. as Sponsor
By:	/s/ WENDY L. AUMILLER Name: Wendy L. Aumiller Title: Acting Treasurer

Date: December 13, 2001

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  Item 1: Description of Registrant's Securities to be Registered
  Item 2: Exhibits
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